U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 13, 2011

NUCLEAR SOLUTIONS, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

        277 White Horse Pike, Ste.200, Atco, N.J.          08004

        (Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, (856)   753  -  1046

(Registrant’s former name and address)

5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.      20015

        (Address of principal executive offices)          (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02   Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2011, the Board of Directors of Nuclear Solutions, Inc. hired William Chady, C.P.A. as the chief Financial Officer of the Corporation. Mr. Chady is also a member of the Board of Directors of the corporation.

William E. Chady, C.P.A.

Relevant work experience:

Mr. Chady is a Certified Public Accountant with over 28 years of experience He is a member of The Kentucky Society of Certified Public Accountants as well as a member of the American Institute of Certified Public Accountants.

For the most recent 21 years, Mr. Chady operates a full service accounting firm, William E. Chady, PSC, with emphasis on small to medium size companies, many in the oil and gas industries. Mr. Chady maintains responsibility for the full accounting function for a number of his clients and has assisted in multiple initial public offerings and private placement memorandums.

Mr. Chady is currently the Chairman of the Board of four Texas Roadhouse Restaurants in addition to serving or having served as a Managing Member, Director and or Officer of several other Kentucky Corporations and Limited Liability Companies.

We have not entered into an employment agreement or determined the amount or form of any compensation with Mr. Chady.  Mr. Chady is 54 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuclear Solutions, Inc.
Dated: May 16, 2011

/s/ Harry Bagot
By: Harry Bagot